Exhibit 99.1

Yahoo Reports Third Quarter 2015 Results

SUNNYVALE, Calif.--(BUSINESS WIRE)--October 20, 2015--Yahoo! Inc. (NASDAQ: YHOO) today reported results for the quarter ended September 30, 2015.

	Q3 2014	Q3 2015
GAAP revenue	$1,148 million	$1,226 million
Cost of revenue – TAC	$54 million	$223 million
Income (loss) from operations	$42 million	$(86) million
Non-GAAP income from operations	$156 million	$92 million
Adjusted EBITDA	$306 million	$244 million
Net earnings	$6,774 million	$76 million
GAAP net earnings per diluted share	$6.70	$0.08
Non-GAAP net earnings per diluted share	$0.52	$0.15

“Our Q3 results were largely within our forecasted expectations -- our GAAP revenue grew 7% year-over-year and our Mavens revenue grew 43%.  As we move into 2016, we will work to narrow our strategy, focusing on fewer products with higher quality to achieve improved growth and profitability,” said Marissa Mayer, CEO of Yahoo. “In addition to sharpening focus within core business growth, our top priority is the planned spinoff of Aabaco Holdings. This is an important moment for the Company, and we continue to strive to complete the spin as quickly as we can."

Business Highlights

  In October, Yahoo announced the new, fully redesigned, more powerful Yahoo Mail app. In addition to snappy responses and quick transitions, the app can now manage outside email accounts and also features Yahoo Account Key, the Company’s password-free sign-in experience that takes user convenience and security to the next level.
  In Q3, Yahoo introduced a new custom audience feature for Yahoo Gemini, allowing advertisers to leverage their own data alongside Yahoo data for more efficient retargeting across devices.
  In September, Yahoo acquired Polyvore, a leading social shopping site, to accelerate the Company’s Mavens growth strategy (mobile, video, native, and social).
  In October, the Company reached an agreement with Google that provides Yahoo with additional flexibility to choose among suppliers of search results and ads. Google’s offerings complement the search services provided by Microsoft, which remains a strong partner, as well as Yahoo’s own search technologies and ad products.
  At Advertising Week, Yahoo announced the unification of all programmatic advertising technology under the BrightRoll brand and introduced BrightRoll Demand-Side Platform (“DSP”) for programmatic buying of video, display and native advertising that leverages exclusive access to Yahoo data, and the BrightRoll Exchange, which connects buyers and sellers of high-quality video and display inventory through integration with 100 DSPs and thousands of sites and mobile apps via Real-Time Bidding, private marketplaces and programmatic direct.
  Lisa Utzschneider was appointed Chief Revenue Officer to lead Yahoo’s global sales organization and serve the needs of advertisers worldwide.
  At Yahoo’s second Mobile Developer Conference, the Company hosted more than 500 developers in New York City to share the latest updates to the analytics, advertising, monetization, and engagement products in the Yahoo Mobile Developer Suite. Updates included Tumblr In-App Sharing, Real-Time Metrics and Native Video Ads for Publishers.
  Yahoo launched two new lifestyle-focused digital magazines, Yahoo Real Estate and Yahoo Celebrity.
  In Q3, the Company introduced Yahoo News Live with Katie Couric and the Yahoo News Team, a daily live stream bringing consumers the latest on the biggest stories and people in the news.
  In September, Yahoo’s award-winning fantasy broadcast series, Fantasy Football Live, celebrated its 10th season premier with industry leading expert analysis and up-to-the-minute injury reports helping fantasy players set rosters and win their leagues.

Third Quarter 2015 Financial Highlights

Mavens Revenue:

	Q3 2014	Q3 2015
Mavens revenue	$ 295 million	$ 422 million
Non-Mavens revenue	727 million	693 million
Total traffic-driven revenue	$1,022 million	$1,115 million
Non-traffic-driven revenue	126 million	111 million
GAAP revenue	$1,148 million	$1,226 million

Mavens revenue represented 29 percent of traffic-driven revenue in the third quarter of 2014, and increased to 38 percent in the third quarter of 2015.

Mobile Revenue:

	Q3 2014	Q3 2015
Mobile revenue	$ 207 million	$ 271 million
PC revenue	815 million	844 million
Total traffic-driven revenue	$1,022 million	$1,115 million
Non-traffic-driven revenue	126 million	111 million
GAAP revenue	$1,148 million	$1,226 million

Mobile revenue represented 20 percent of traffic-driven revenue in the third quarter of 2014, and increased to 24 percent in the third quarter of 2015.

Gross mobile revenue for the third quarter of 2014 and 2015 was approximately $345 million and $424 million, respectively.

Search Revenue:

  Gross search revenue was $870 million for the third quarter of 2015, an increase of 2 percent compared to the third quarter of 2014.
  GAAP search revenue was $509 million for the third quarter of 2015, an increase of 13 percent compared to the third quarter of 2014.
  Cost of revenue - TAC paid to search partners was $119 million for the third quarter of 2015, which includes TAC from the Mozilla agreement, compared to $3 million in the third quarter of 2014.
  The number of Paid Clicks increased approximately 5 percent compared to the third quarter of 2014.
  Price-per-Click decreased approximately 2 percent compared to the third quarter of 2014.

Display Revenue:

  GAAP display revenue was $509 million for the third quarter of 2015, a 14 percent increase compared to the third quarter of 2014.
  Cost of revenue - TAC paid to display partners was $104 million for the third quarter of 2015 compared to $51 million in the third quarter of 2014.
  The number of Ads Sold increased approximately 8 percent compared to the third quarter of 2014.
  Price-per-Ad increased approximately 8 percent compared to the third quarter of 2014.

Cash, Cash Equivalents, and Marketable Securities:

  Cash, cash equivalents, and marketable securities were $6.8 billion as of September 30, 2015 compared to $10.2 billion as of December 31, 2014, a decrease of $3.4 billion. In the first quarter of 2015, the Company satisfied the $3.3 billion income tax liability related to the sale of Alibaba Group ADSs in September 2014.

"We are pleased with our financial flexibility and strong balance sheet, with a cash and marketable securities position of $6.8 billion at the end of Q3," said Ken Goldman, CFO of Yahoo. "This quarter we've reduced spending in areas such as workforce, facilities and discretionary expenses, and in our ongoing efforts to control expenses, we'll continue to focus our headcount on growth initiatives."

Live Stream

Yahoo will live stream a video broadcast of the Company's third quarter 2015 financial results at 2 p.m. Pacific Time/5 p.m. Eastern Time today. The live stream will be broadcast from Yahoo’s Sunnyvale studio and will be available exclusively on Yahoo Finance at finance.yahoo.com. The Company will provide its business outlook for the fourth quarter during the presentation. Supplemental financial information can be accessed through the Company’s Investor Relations website at investor.yahoo.net. The video will be archived after the event at investor.yahoo.net and will be available for 90 days following the broadcast.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (“SEC”): gross mobile revenue; gross search revenue; revenue ex-TAC; adjusted EBITDA; non-GAAP income from operations; non-GAAP net earnings; non-GAAP net earnings per share - diluted; and free cash flow.

Gross mobile revenue is GAAP mobile revenue plus the related revenue share with third parties. Gross search revenue is GAAP search revenue plus the related revenue share with third parties. Revenue ex-TAC is GAAP revenue less cost of revenue - TAC. Adjusted EBITDA, non-GAAP income from operations, non-GAAP net earnings, and non-GAAP net earnings per share - diluted, exclude from the most comparable GAAP financial measures certain gains, losses, and expenses that we do not believe are indicative of ongoing results, and exclude stock-based compensation expense. Adjusted EBITDA also excludes taxes, depreciation, amortization of intangible assets, other income (expense), net (which includes interest), earnings in equity interests, and net income attributable to noncontrolling interests. Free cash flow is GAAP net cash provided by (used in) operating activities (adjusted to include excess tax benefits from stock-based awards), less acquisition of property and equipment, net (i.e., acquisition of property and equipment less proceeds received from disposition of property and equipment) and dividends received from equity investees.

These measures may be different than non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (“GAAP”). Explanations of the Company’s non-GAAP financial measures and reconciliations of these financial measures to the GAAP financial measures the Company considers most comparable are included in the accompanying “Note to Unaudited Condensed Consolidated Financial Statements,” and “Supplemental Financial Data and GAAP to Non-GAAP Reconciliations.”

About Yahoo

Yahoo is a guide focused on informing, connecting, and entertaining our users. By creating highly personalized experiences for our users, we keep people connected to what matters most to them, across devices and around the world. In turn, we create value for advertisers by connecting them with the audiences that build their businesses. Yahoo is headquartered in Sunnyvale, California, and has offices located throughout the Americas, Asia Pacific (APAC) and the Europe, Middle East and Africa (EMEA) regions. For more information, visit the pressroom (pressroom.yahoo.net) or the Company's blog (yahoo.tumblr.com).

“Ads Sold” consist of display ad impressions for paying advertisers on Yahoo Properties and Affiliate sites.

“Affiliates” refers to the third-party entities that have integrated Yahoo’s advertising offerings into their websites or other offerings (those websites and other offerings, “Affiliate sites”).

“Alibaba Group” means Alibaba Group Holding Limited. In September 2014, Alibaba Group completed its initial public offering of American Depositary Shares (“ADS”), in which Yahoo was a selling shareholder.

“Gross mobile revenue” is GAAP mobile revenue plus the related revenue share with third parties.

“Gross search revenue” is GAAP search revenue plus the related revenue share with third parties.

“Mavens revenue” is revenue generated from, without duplication: (i) mobile (as defined below), (ii) video ads and video ad packages, (iii) native ads, and (iv) Tumblr ads and fees.

“Mobile revenue” is revenue generated in connection with user activity on mobile devices, including smartphones and tablets, regardless of whether the device is accessing a mobile-optimized service. Mobile revenue is generated primarily from search and display ads. Mobile revenue also includes leads, listings and fees revenue and ecommerce revenue allocated to user activity on mobile devices.

“Net earnings” means net income attributable to Yahoo! Inc., and “net earnings per diluted share” means net income attributable to Yahoo! Inc. common stockholders per share – diluted.

“Non-Mavens revenue” is revenue generated from search ads and traditional (i.e., non-native, non-video, non-Tumblr) display ads served on PCs and also includes leads, listings and fees revenue and ecommerce revenue allocated to user activity on PCs.

“Non-traffic-driven revenue” is revenue not arising from user activity on Yahoo Properties or Affiliate sites, and includes royalty revenue, license fee revenue, amortization under the technology and intellectual property license agreement with Alibaba Group, and all other revenue that is not traffic-driven.

“Paid Clicks” are clicks by end-users on sponsored search listings (excluding native ads) on Yahoo Properties and Affiliate sites.

“PC” means a desktop computer, and “PC revenue” is revenue generated from search and display ads served on PCs and also includes leads, listings and fees revenue and ecommerce revenue allocated to user activity on PCs.

“Price-per-Ad” is defined as display revenue divided by our total number of Ads Sold.

“Price-per-Click” is defined as Search click-driven revenue divided by our total number of Paid Clicks.

“Search Agreement” refers to the Search and Advertising Services and Sales Agreement between Yahoo and Microsoft Corporation, as amended.

“Search click-driven revenue” is gross search revenue excluding the Microsoft RPS guarantee and search revenue from Yahoo Japan.

“TAC” refers to traffic acquisition costs. TAC consists of payments to Affiliates and payments made to companies that direct consumer and business traffic to Yahoo Properties.

“Yahoo,” “Company,” and “we” refer to Yahoo! Inc. and its consolidated subsidiaries.

“Yahoo Properties” refers to the online properties and services that Yahoo provides to users.

We periodically review, refine and update our methodologies for monitoring, gathering, and counting number of Ads Sold and Paid Clicks, and for calculating Search click-driven revenue, Price-per-Ad, and Price-per-Click.

Additional information about how “Ads Sold,” “Paid Clicks,” “Price-per-Ad,” “Price-per-Click,” and “Search click-driven revenue” are defined and calculated is included under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which is on file with the SEC and available on the SEC's website at www.sec.gov.

This press release contains forward-looking statements concerning Yahoo's expected financial performance and Yahoo's strategic and operational plans (including, without limitation, the quotations from management). Risks and uncertainties may cause actual results to differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, possible delays or failure in satisfying conditions to completion of our proposed spin-off of our remaining stake in Alibaba Group into a newly-formed registered investment company; other factors related to the spin-off, including adverse regulatory developments or determinations or adverse changes in, or interpretations of, U.S. or foreign tax laws, rules or regulations, that could delay or prevent completion of the proposed spin-off or cause the terms of the proposed spin-off to be modified; risks related to realization of the expected benefits of the spin-off to Yahoo and its shareholders; risks related to acceptance by users of new products and services (including, without limitation, products and services for mobile devices and alternative platforms); risks related to Yahoo's ability to compete with new or existing competitors; reduction in spending by, or loss of, advertising customers; risks associated with the Search Agreement with Microsoft Corporation; risks related to acquiring or developing compelling content; risks related to joint ventures and the integration of acquisitions; risks related to possible impairment of goodwill or other assets; risks related to Yahoo’s ability to protect its intellectual property and the value of its brands; adverse results in litigation; security breaches; interruptions or delays in the provision of Yahoo’s services; risks related to Yahoo’s regulatory environment; risks related to fluctuations in foreign currency exchange rates; risks related to Yahoo's international operations; dependence on third parties for technology, services, content, and distribution; risks related to the calculation of our key operational metrics; and general economic conditions. All information set forth in this press release and its attachments is as of October 20, 2015. Yahoo does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, as amended, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which are on file with the SEC and available on the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which will be filed with the SEC in the fourth quarter of 2015.

Yahoo!, the Yahoo family of marks, Polyvore, BrightRoll, and the associated logos are trademarks and/or registered trademarks of Yahoo! Inc. Tumblr is a registered trademark of Tumblr, Inc. Other names are trademarks and/or registered trademarks of their respective owners.

Yahoo! Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	September 30,
	2014	2015

ASSETS
Current assets:
Cash and cash equivalents	$2,664,098	$1,281,160
Short-term marketable securities	5,327,412	4,600,889
Accounts receivable, net	1,032,704	980,301
Prepaid expenses and other current assets	673,504	733,723
Total current assets	9,697,718	7,596,073

Long-term marketable securities	2,230,892	940,052
Property and equipment, net	1,487,684	1,590,439
Goodwill	5,152,570	5,266,594
Intangible assets, net	470,842	397,181
Other long-term assets and investments	554,616	392,744
Investments in Alibaba Group	39,867,789	22,618,853
Investments in equity interests	2,489,578	2,333,063

Total assets	$61,951,689	$41,134,999

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$238,018	$262,588
Income taxes payable related to sale of Alibaba Group ADSs	3,282,293	-
Other accrued expenses and current liabilities	665,828	946,311
Deferred revenue	336,963	139,934
Total current liabilities	4,523,102	1,348,833

Convertible notes	1,170,423	1,217,408
Long-term deferred revenue	20,774	25,240
Other long-term liabilities	143,095	125,862
Deferred tax liabilities related to investment in Alibaba Group	16,154,906	9,126,655
Deferred and other long-term tax liabilities	1,153,797	1,011,928
Total liabilities	23,166,097	12,855,926

Total Yahoo! Inc. stockholders' equity	38,741,837	28,245,950
Noncontrolling interests	43,755	33,123
Total equity	38,785,592	28,279,073

Total liabilities and equity	$61,951,689	$41,134,999

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015

Revenue	$1,148,140	$1,225,673	$3,365,061	$3,694,908

Operating expenses:
Cost of revenue - traffic acquisition costs	54,180	223,229	143,915	606,598
Cost of revenue - other	292,647	302,846	882,036	884,041
Sales and marketing	267,875	274,329	823,398	823,990
Product development	292,057	272,285	852,099	905,460
General and administrative	176,717	151,963	496,221	506,071
Amortization of intangibles	15,322	19,622	48,826	59,677
Gain on sale of patents	(1,300)	-	(62,800)	(11,100)
Asset impairment charge	-	41,699	-	41,699
Restructuring charges, net	8,470	26,012	70,578	96,932
Total operating expenses	1,105,968	1,311,985	3,254,273	3,913,368

Income (loss) from operations	42,172	(86,312)	110,788	(218,460)

Other income (expense), net	10,308,931	(23,955)	10,281,889	(66,759)

Income (loss) before income taxes and earnings in equity interests	10,351,103	(110,267)	10,392,677	(285,219)

(Provision) benefit for income taxes	(3,973,402)	93,208	(3,985,762)	75,613
Earnings in equity interests	398,692	95,195	955,946	290,726

Net income	6,776,393	78,136	7,362,861	81,120

Less: Net income attributable to noncontrolling interests	(2,291)	(1,875)	(7,474)	(5,215)

Net income attributable to Yahoo! Inc.	$6,774,102	$76,261	$7,355,387	$75,905

Net income attributable to Yahoo! Inc. common stockholders per share - diluted (1)	$6.70	$0.08	$7.18	$0.08

Shares used in per share calculation - diluted	1,007,693	946,934	1,017,935	944,160

Stock-based compensation expense by function:
Cost of revenue - other	$5,817	$9,748	$35,824	$22,957
Sales and marketing	31,661	33,317	113,568	111,416
Product development	40,783	46,461	94,217	145,444
General and administrative	27,535	20,900	73,813	71,435
Restructuring charges, net	-	-	-	2,705

Supplemental Financial Data:
Revenue ex-TAC	$1,093,960	$1,002,444	$3,221,146	$3,088,310
Adjusted EBITDA	$305,582	$244,237	$952,326	$737,053
Free cash flow(2)	$212,230	$18,028	$512,107	$(3,041,674)
(1)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.02 for the three months ended September 30, 2014, and by $0.04 for the nine months ended September 30, 2014.
(2)	During the nine months ended September 30, 2015, the Company satisfied the $3.3 billion income tax liability related to the sale of Alibaba Group ADSs in September 2014.

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,776,393	$78,136	$7,362,861	$81,120
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	116,946	118,846	356,577	355,540
Amortization of intangible assets	32,198	33,566	96,961	102,090
Accretion of convertible notes discount	15,057	15,867	44,583	46,984
Stock-based compensation expense	105,796	110,426	317,422	353,957
Non-cash asset impairment charge	-	41,699	-	41,699
Non-cash restructuring (credits) charges	-	902	(7,031)	(31)
Losses from sale of investments, assets, and other, net	9,183	760	27,850	45,607
Gain on sale of Alibaba Group ADSs	(10,319,437)	-	(10,319,437)	-
Gain on sale of patents	(1,300)	-	(62,800)	(11,100)
Loss on Hortonworks warrants	-	12,781	-	19,241
Earnings in equity interests	(398,692)	(95,195)	(955,946)	(290,726)
Tax benefits from stock-based awards	34,234	26,607	111,062	22,990
Excess tax benefits from stock-based awards	(35,292)	(31,509)	(114,392)	(33,359)
Deferred income taxes	383,230	(39,387)	397,415	(52,605)
Dividends received from equity investees	-	375	83,685	142,045
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(11,481)	1,422	142,648	34,303
Prepaid expenses and other assets	7,466	25,966	21,058	(64,112)
Accounts payable	9,765	(67,147)	(310)	(29,642)
Accrued expenses and other liabilities	322,160	(37,641)	120,018	218,037
Income taxes payable related to sale of Alibaba Group ADSs	3,282,293	-	3,282,293	(3,282,293)
Deferred revenue	(39,327)	(59,199)	(118,850)	(191,989)
Net cash provided by (used in) operating activities	289,192	137,275	785,667	(2,492,244)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(113,278)	(160,955)	(319,275)	(451,813)
Proceeds from sales of property and equipment	1,024	10,574	15,008	11,069
Purchases of marketable securities	(198,752)	(1,145,701)	(1,562,588)	(3,472,587)
Proceeds from sales of marketable securities	1,300,781	92,546	1,681,735	566,321
Proceeds from maturities of marketable securities	178,938	1,304,841	868,956	4,889,437
Proceed from sale of Alibaba Group ADSs, net of underwriting discounts, commissions, and fees	9,404,974	-	9,404,974	-
Purchases of intangible assets	(306)	(122)	(2,480)	(4,733)
Proceeds from sales of patents	61,300	9,100	62,800	29,100
Proceeds from the settlement of derivative hedge contracts	12,821	55,915	186,079	120,682
Payments for the settlement of derivative hedge contracts	(602)	(2,712)	(5,218)	(6,594)
Acquisitions, net of cash acquired	(292,176)	(153,339)	(313,837)	(174,630)
Payments for equity investments in privately held companies	(50,000)	-	(60,399)	-
Other investing activities, net	1,879	(50)	1,239	(203)
Net cash provided by investing activities	10,306,603	10,097	9,956,994	1,506,049

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	83,831	5,520	247,568	52,297
Repurchases of common stock	(1,382,026)	-	(2,550,232)	(203,771)
Excess tax benefits from stock-based awards	35,292	31,509	114,392	33,359
Tax withholdings related to net share settlements of restricted stock units	(66,844)	(66,101)	(226,425)	(216,061)
Distributions to noncontrolling interests	-	-	(22,344)	(15,847)
Other financing activities, net	(3,110)	(4,539)	(9,240)	(13,554)
Net cash used in financing activities	(1,332,857)	(33,611)	(2,446,281)	(363,577)

Effect of exchange rate changes on cash and cash equivalents	(32,239)	(20,770)	(28,685)	(33,166)

Net change in cash and cash equivalents	9,230,699	92,991	8,267,695	(1,382,938)
Cash and cash equivalents, beginning of period	1,114,586	1,188,169	2,077,590	2,664,098

Cash and cash equivalents, end of period	$10,345,285	$1,281,160	$10,345,285	$1,281,160

Yahoo! Inc.
Note to Unaudited Condensed Consolidated Financial Statements

This press release and its attachments include the non-GAAP financial measures of revenue excluding traffic acquisition costs (“revenue ex-TAC”); gross mobile revenue; gross search revenue; adjusted EBITDA; non-GAAP income from operations; non-GAAP net earnings; non-GAAP net earnings per diluted share; and free cash flow, which are reconciled to revenue (in the case of revenue ex-TAC, gross mobile revenue, and gross search revenue); net income attributable to Yahoo! Inc. (in the case of adjusted EBITDA and non-GAAP net earnings); income (loss) from operations; net income attributable to Yahoo! Inc. common stockholders per share – diluted; and net cash provided by (used in) operating activities, which we believe are the most comparable GAAP measures. Yahoo! Inc. (together with its consolidated subsidiaries, “Yahoo,” the “Company,” or “we”) uses these non-GAAP financial measures for internal managerial purposes and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect additional ways of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, revenue, net income attributable to Yahoo! Inc., income (loss) from operations, net income attributable to Yahoo! Inc. common stockholders per share – diluted, and net cash provided by (used in) operating activities calculated in accordance with GAAP.

Revenue ex-TAC is a non-GAAP financial measure defined as GAAP revenue less TAC that has been recorded as a cost of revenue. TAC consists of payments made to Affiliates, and payments made to companies that direct consumer and business traffic to Yahoo Properties. TAC is recorded either as a reduction of revenue or as cost of revenue. We present revenue ex-TAC to provide investors a metric used by the Company for evaluation and decision-making purposes and to provide investors with comparable revenue numbers when comparing to our historical reported financial information. A limitation of revenue ex-TAC is that it is a measure we defined for internal and investor purposes that may be unique to the Company, and therefore it may not enhance the comparability of our results to those of other companies in our industry who have similar business arrangements but address the impact of TAC differently. Management compensates for these limitations by also relying on the comparable GAAP financial measures of revenue and cost of revenue—TAC.

Each of gross mobile revenue and gross search revenue is a non-GAAP financial measure. Gross mobile revenue is defined as GAAP mobile revenue plus the related revenue share with third parties. Gross search revenue is defined as GAAP search revenue plus the related revenue share with third parties. We present these amounts to provide investors with additional metrics used by the Company for evaluation and decision-making purposes and as an indicator of the size of our presence in the relevant business. To this end, gross mobile revenue and gross search revenue report the total receipts generated on Yahoo Properties and Affiliate sites by the specified relevant Yahoo business (i.e., mobile or search), before any TAC or other revenue share is paid to the Affiliates and before any revenue share is allocated to Microsoft or other parties. A limitation of these non-GAAP measures is that they include revenue that is recognized by one or more third parties and not by Yahoo; furthermore, they are measures we defined for internal and investor purposes that may be unique to us, and therefore may not enhance the comparability of our results to those of other companies in our industry who have similar business arrangements but address the impact of TAC and revenue sharing differently. Management compensates for these limitations by also relying on the comparable financial measure GAAP revenue.

Adjusted EBITDA is defined as net income attributable to Yahoo! Inc. before taxes, depreciation, amortization of intangible assets, stock-based compensation expense, other income, net (which includes interest), earnings in equity interests, net income attributable to noncontrolling interests and other gains, losses, and expenses that we do not believe are indicative of our ongoing results. We present adjusted EBITDA because the exclusion of certain gains, losses, and expenses facilitates comparisons of the operating performance of the Company on a period to period basis. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for results reported under GAAP. These limitations include: adjusted EBITDA does not reflect tax payments and such payments reflect a reduction in cash available to us; adjusted EBITDA does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses; adjusted EBITDA does not include stock-based compensation expense related to the Company’s workforce; adjusted EBITDA also excludes other income, net (which includes interest), earnings in equity interests, net income attributable to noncontrolling interests and other gains, losses, and expenses that we do not believe are indicative of our ongoing results, and these items may represent a reduction or increase in cash available to us; and adjusted EBITDA is a measure that may be unique to the Company, and therefore it may not enhance the comparability of our results to other companies in our industry. Management compensates for these limitations by also relying on the comparable GAAP financial measure of net income attributable to Yahoo! Inc., which includes taxes, depreciation, amortization, stock-based compensation expense, other income, net (which includes interest), earnings in equity interests, net income attributable to noncontrolling interests and the other gains, losses and expenses that are excluded from adjusted EBITDA.

Non-GAAP income from operations is defined as income from operations excluding certain gains, losses, and expenses that we do not believe are indicative of our ongoing operating results and further adjusted to exclude stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on income from operations. We consider non-GAAP income from operations to be a profitability measure which facilitates the forecasting of our operating results for future periods and allows for the comparison of our results to historical periods. A limitation of non-GAAP income from operations is that it does not include all items that impact our income from operations for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measure of income from operations which includes the gains, losses, and expenses that are excluded from non-GAAP income from operations.

Non-GAAP net earnings is defined as net income attributable to Yahoo! Inc. (which we sometimes refer to as net earnings) excluding certain gains, losses, expenses, and their related tax effects that we do not believe are indicative of our ongoing results and further adjusted to exclude stock-based compensation expense and its related tax effects. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on net income and net income per share. We consider non-GAAP net earnings and non-GAAP net earnings per diluted share to be profitability measures which facilitate the forecasting of our results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net earnings and non-GAAP net earnings per diluted share is that they do not include all items that impact our net income and net income per diluted share for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net income attributable to Yahoo! Inc. and net income attributable to Yahoo! Inc. common stockholders per share - diluted, both of which include the gains, losses, expenses and related tax effects that are excluded from non-GAAP net earnings and non-GAAP net earnings per diluted share.

Free cash flow is a non-GAAP financial measure defined as net cash provided by (used in) operating activities (adjusted to include excess tax benefits from stock-based awards), less acquisition of property and equipment, net (i.e., acquisition of property and equipment less proceeds received from disposition of property and equipment) and dividends received from equity investees. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by business operations, after deducting our net payments for acquisitions and dispositions of property and equipment, which cash can then be used for strategic opportunities or other business purposes including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company’s unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Yahoo! Inc.
Supplemental Financial Data and GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
Revenue for groups of similar services:
Search	$452,355	$509,478	$1,325,540	$1,562,270
Display	446,980	508,617	1,336,257	1,472,726
Other	248,805	207,578	703,264	659,912
Total revenue	$1,148,140	$1,225,673	$3,365,061	$3,694,908

Revenue excluding traffic acquisition costs recorded as cost of revenue ("revenue ex-TAC") for groups of similar services:

GAAP search revenue	$452,355	$509,478	$1,325,540	$1,562,270
TAC associated with search revenue	(2,713)	(119,003)	(4,183)	(324,888)
Search revenue ex-TAC	$449,642	$390,475	$1,321,357	$1,237,382

GAAP display revenue	$446,980	$508,617	$1,336,257	$1,472,726
TAC associated with display revenue	(50,577)	(103,718)	(137,156)	(279,834)
Display revenue ex-TAC	$396,403	$404,899	$1,199,101	$1,192,892

Other GAAP revenue	$248,805	$207,578	$703,264	$659,912
TAC associated with other GAAP revenue	(890)	(508)	(2,576)	(1,876)
Other revenue ex-TAC	$247,915	$207,070	$700,688	$658,036

Revenue ex-TAC:
GAAP revenue	$1,148,140	$1,225,673	$3,365,061	$3,694,908
TAC	(54,180)	(223,229)	(143,915)	(606,598)
Revenue ex-TAC	$1,093,960	$1,002,444	$3,221,146	$3,088,310

Revenue ex-TAC by segment:
Americas:
GAAP revenue	$873,306	$987,374	$2,545,769	$2,964,305
TAC	(42,607)	(201,855)	(106,997)	(549,332)
Revenue ex-TAC	$830,699	$785,519	$2,438,772	$2,414,973

EMEA:
GAAP revenue	$89,058	$79,614	$278,475	$246,530
TAC	(7,980)	(12,745)	(27,385)	(37,399)
Revenue ex-TAC	$81,078	$66,869	$251,090	$209,131

Asia Pacific:
GAAP revenue	$185,776	$158,685	$540,817	$484,073
TAC	(3,593)	(8,629)	(9,533)	(19,867)
Revenue ex-TAC	$182,183	$150,056	$531,284	$464,206

Total revenue ex-TAC	$1,093,960	$1,002,444	$3,221,146	$3,088,310

Direct costs by segment (3):
Americas	$66,516	$84,582	$213,000	$240,406
EMEA	23,166	23,196	66,505	63,947
Asia Pacific	53,954	47,214	148,921	149,764
Global operating costs (4)	646,042	603,215	1,903,194	1,916,240
Gain on sale of patents	(1,300)	-	(62,800)	(11,100)
Asset impairment charge	-	41,699	-	41,699
Restructuring charges, net	8,470	26,012	70,578	96,932
Depreciation and amortization	149,144	152,412	453,538	457,630
Stock-based compensation expense	105,796	110,426	317,422	351,252
Income (loss) from operations	$42,172	$(86,312)	$110,788	$(218,460)

(3)	Direct costs for each segment include costs associated with the local sales teams and other cost of revenue. Prior to the fourth quarter of 2014, marketing, media, costs associated with Yahoo Properties and ad operation costs were managed locally and included as direct costs for each segment. Prior period amounts have been revised to conform to the current presentation.
(4)	Global operating costs include product development, marketing, real estate workplace, general and administrative, and other corporate expenses that are managed on a global basis and that are not directly attributable to any particular segment. Beginning in the fourth quarter of 2014, marketing, media, costs associated with Yahoo Properties and other ad operation costs are managed globally and included as global costs. Prior period amounts have been revised to conform to the current presentation.

Yahoo! Inc.
Supplemental Financial Data and GAAP to Non-GAAP Reconciliations (continued)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
Reconciliation of net income attributable to Yahoo! Inc. to adjusted EBITDA:
Net income attributable to Yahoo! Inc.	$6,774,102	$76,261	$7,355,387	$75,905
Advisory fees	-	-	-	8,000
Depreciation and amortization	149,144	152,412	453,538	457,630
Stock-based compensation expense	105,796	110,426	317,422	351,252
Asset impairment charge	-	41,699	-	41,699
Restructuring charges, net	8,470	26,012	70,578	96,932
Other (expense) income, net	(10,308,931)	23,955	(10,281,889)	66,759
(Provision) benefit for income taxes	3,973,402	(93,208)	3,985,762	(75,613)
Earnings in equity interests	(398,692)	(95,195)	(955,946)	(290,726)
Net income attributable to noncontrolling interests	2,291	1,875	7,474	5,215
Adjusted EBITDA	$305,582	$244,237	$952,326	$737,053

Reconciliation of net cash provided by (used in) operating activities to free cash flow:
Net cash provided by (used in) operating activities	$289,192	$137,275	$785,667	$(2,492,244)
Acquisition of property and equipment, net	(112,254)	(150,381)	(304,267)	(440,744)
Dividends received from equity investees	-	(375)	(83,685)	(142,045)
Excess tax benefits from stock-based awards	35,292	31,509	114,392	33,359
Free cash flow(2)	$212,230	$18,028	$512,107	$(3,041,674)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
Reconciliation of GAAP mobile revenue to gross mobile revenue:
GAAP mobile revenue	$206,564	$271,343	$514,243	$756,783
Revenue share with third parties	138,727	152,728	334,079	473,406
Gross mobile revenue	$345,291	$424,071	$848,322	$1,230,189

Reconciliation of GAAP search revenue to gross search revenue:
GAAP search revenue	$452,355	$509,478	$1,325,540	$1,562,270
Revenue share with third parties	401,018	360,470	1,123,996	1,183,279
Gross search revenue	$853,373	$869,948	$2,449,536	$2,745,549

(2)	During the nine months ended September 30, 2015, the Company satisfied the $3.3 billion income tax liability related to the sale of Alibaba Group ADSs in September 2014.

Yahoo! Inc.
GAAP to Non-GAAP Reconciliations (continued)
(in thousands, except per share amounts)

		Three Months Ended
		September 30,
		2014	2015

GAAP income (loss) from operations		$42,172	$(86,312)

(a)	Restructuring charges, net	8,470	26,012

(b)	Stock-based compensation expense	105,796	110,426

(c)	Asset impairment charge	-	41,699

Non-GAAP income from operations		$156,438	$91,825

GAAP net income attributable to Yahoo! Inc.		$6,774,102	$76,261

(a)	Restructuring charges, net	8,470	26,012

(b)	Stock-based compensation expense	105,796	110,426

(c)	Loss on Hortonworks warrants	-	12,781

(d)	Asset impairment charge	-	41,699

(e)	Gain related to sale of Alibaba Group ADSs	(10,319,437)	-

(f)	To adjust the provision for income taxes to reflect an effective tax rate of 35% for the three months ended September 30, 2015 and to exclude the tax impact of items (a) through (e) above for the three months ended September 30, 2014	3,974,481	(121,436)

Non-GAAP net earnings		$543,412	$145,743

GAAP net income attributable to Yahoo! Inc. common stockholders per share - diluted (1)		$6.70	$0.08

Non-GAAP net earnings per share - diluted (5)		$0.52	$0.15

Shares used in non-GAAP per share calculation - diluted		1,007,693	946,934

		Nine Months Ended
		September 30,
		2014	2015

GAAP income (loss) from operations		$110,788	$(218,460)

(a)	Restructuring charges, net	70,578	96,932

(b)	Stock-based compensation	317,422	351,252

(c)	Advisory fees	-	8,000

(d)	Asset impairment charge	-	41,699

Non-GAAP income from operations		$498,788	$279,423

GAAP net income attributable to Yahoo! Inc.		$7,355,387	$75,905

(a)	Restructuring charges, net	70,578	96,932

(b)	Stock-based compensation	317,422	351,252

(c)	Advisory fees	-	8,000

(d)	Loss on Hortonworks warrants	-	19,241

(e)	Asset impairment charge	-	41,699

(f)	Gain related to sale of Alibaba Group ADSs	(10,319,437)	-

(g)	To adjust the provision for income taxes to reflect an effective tax rate of 35% in the nine months ended September 30, 2015 and to exclude the tax impact of items (a) through (f) above for the nine months ended September 30, 2014	3,902,827	(156,780)

Non-GAAP net earnings		$1,326,777	$436,249

GAAP net income attributable to Yahoo! Inc. common stockholders per share - diluted (1)		$7.18	$0.08

Non-GAAP net earnings per share - diluted (5)		$1.26	$0.46

Shares used in non-GAAP per share calculation - diluted		1,017,935	944,160

(1)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.02 for the three months ended September 30, 2014, and by $0.04 for the nine months ended September 30, 2014.
(5)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's non-GAAP diluted earnings per share by $0.02 for the three months ended September 30, 2014, and by $0.04 for the nine months ended September 30, 2014.

CONTACTS:
Media Relations Contact:
Yahoo! Inc.
Sarah Meron, 408-349-4040
media@yahoo-inc.com
or
Investor Relations Contact:
Yahoo! Inc.
Joon Huh, 408-349-3382
investorrelations@yahoo-inc.com